Exhibit 10.4

JOCOM HOLDINGS CORP.

APPOINTMENT LETTER

Date: August 6, 2026

To: Dr. Jimmy Loke (Loke Yu)

Subject: Appointment as Chief Strategy Officer of JOCOM HOLDINGS CORP.

Dear Dr. Jimmy Loke,

We are pleased to inform you that the Board of Directors of JOCOM HOLDINGS CORP. (the “Company”) has approved your appointment as the Chief Strategy Officer of the Company, effective August 6, 2026, at 12:01 p.m.

In your capacity as Chief Strategy Officer, you shall be responsible for providing strategic leadership and guidance in relation to the Company’s corporate strategy, business development initiatives, market expansion plans, strategic partnerships, and long-term growth objectives.

Your responsibilities shall include, but not be limited to:

1.	Developing and advising on corporate strategies and growth initiatives;

2.	Evaluating strategic opportunities, partnerships, and business expansion plans;

3.	Providing guidance on corporate development, market positioning, and competitive strategy;

4.	Supporting the Board of Directors and management team on strategic matters; and

5.	Performing such other duties as may be assigned by the Board of Directors from time to time.

Your appointment is made in recognition of your professional qualifications, extensive experience in corporate advisory services, governance, business strategy, and financial management.

You agree to perform your duties faithfully, diligently, and in the best interests of the Company, while complying with all applicable laws, regulations, and Company policies.

This appointment shall continue until your resignation, removal, or such other determination by the Board of Directors in accordance with the Company’s governing documents and applicable laws.

Please confirm your acceptance of this appointment by signing below.

Yours faithfully,

For and on behalf of

JOCOM HOLDINGS CORP.

/s/ CHAI KOK LEONG
Name:	CHAI KOK LEONG
Title:	CEO, DIRECTOR
Date:	August 6, 2026

ACCEPTANCE OF APPOINTMENT

I, Dr. Jimmy Loke (Loke Yu), hereby accept my appointment as Chief Strategy Officer of JOCOM HOLDINGS CORP. and agree to perform my duties and responsibilities in accordance with the terms stated above.

/s/ JIMMY LOKE
Name:	JIMMY LOKE
Date:	August 6, 2026